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                                     EXHIBIT 4.1
                         Specimen of Common Stock Certificate

















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                                       SPECIMEN

                     ROMPUS INTERACTIVE CORPORATION INCORPORATED
                        UNDER THE LAWS OF THE STATE OF FLORIDA
              80,000,000 Shares Common Stock Authorized, $.001 Par Value


     THIS CERTIFIES THAT _______________ is the owner of _________ fully paid and non-assessable shares of common stock of ROMPUS INTERACTIVE CORPORATION Common Stock transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended . This certificate____________

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


_____________________________           _______________________________
                  Secretary                                 President